Exhibit 21.1
SUBSIDIARIES OF REGISTRANT

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
620 Eighth Investor NYT (NY)	Delaware	Container Finance (Finland) QRS 16-62,	Delaware
QRS 16-150, Inc.		Inc.
620 Eighth Lender NYT (NY)	Delaware	CP GAL (IN) QRS 16-61, Inc.	Delaware
Limited Partnership		CP GAL Plainfield, LLC	Delaware
620 Eighth NYT (NY) Limited	Delaware	CPA 16 Netherlands C.V.	Netherlands
Partnership		Crate (GER) QRS 16-142, Inc.	Delaware
ACT Grundstücksverwaltungs GmbH	Germany	CRI (AZ-CO) QRS 16-4, Inc.	Delaware
& Co. KG		CV GP (Dutch) QRS 16-148, Inc.	Delaware
ACT Grundstücksverwaltungs	Germany	DES-Tech (TN) Limited Partnership	Delaware
Management GmbH & Co. KG		DES-Tech GP (TN) QRS 16-49, Inc.	Delaware
ADCIR (CO) QRS 16-60, Inc.	Delaware	DES-Tech LP (TN) QRS 16-50, Inc.	Delaware
Alum (Canada) QRS 16-103, Inc.	Delaware	Dfence (Belgium) 15-16 Sprl	Belgium
Alum Landlord (DE) QRS 16-105, Inc.	Delaware	Dfence (Belgium) 16 Sprl	Belgium
ALUSA (TX) DE Limited Partnership	Delaware	Dfend 16 LLC	Delaware
ALUSA-GP (TX) QRS 16-72, Inc.	Delaware	DIY (Poland) Sp. Zoo	Poland
ALUSA-LP (TX) QRS 16-73, Inc.	Delaware	Doublememphis (TN) QRS 16-122, Inc.	Delaware
Ant (MN-OH) QRS 16-99, Inc	Delaware	Doublememphis (TN) TRS 16-121, Inc.	Delaware
Autopress (GER) LLC	Delaware	ELL (GER) QRS 16-37, Inc.	Delaware
BBA Invest SCI	France	Erwin Specht GmbH & Co. KG	Germany
BBA-2 EURL	France	Erwin Specht Verwactungs GmbH	Germany
BBA-I SARL	France	Finistar (CA-TX) Limited Partnership	Delaware
Bbrands (Multi) QRS 16-137, Inc.	Delaware	Finistar GP (CA-TX) QRS 16-21, Inc.	Delaware
BDF (CT) QRS 16-82, Inc.	Delaware	Finistar LP (DE) QRS 16-29, Inc.	Delaware
Beverage (GER) QRS 16-141, Inc.	Delaware	Finit (FI) LLC	Delaware
BeW Kfz-Service GmbH & Co. KG	Germany	Foss (NH) QRS 16-3, Inc.	Delaware
BeW Kfz-Service Verwaltungs-GmbH	Germany	FRO 16 (NC) LLC	Delaware
Blocks (Ger) Qrs 16-89, Inc.	Delaware	FRO Spin (NC) LLC	Delaware
BOBS (CT) QRS 16-25, Inc.	Delaware	Gate (Mo) Qrs 16-95, Inc.	Delaware
Borneo Agencies Ltd.	Thailand	GB-ACT (GER) Limited Partnership	Delaware
Bplast 16 Manager (DE) QRS 16-129,	Delaware	Greens (Finland) QRS 16-14, Inc.	Delaware
Inc.		Greens Shareholder (Finland) QRS	Delaware
Bplast 16 Member (DE) QRS 16-128,	Delaware	16-16, Inc.
Inc.		GS Landlord (MI) LLC	Delaware
Bplast Landlord (DE) LLC	Delaware	GS Managing Member (Mi) Qrs 16-88,	Delaware
Brelade Holdings Ltd.	Cyprus	Inc.
Brilliant 437 GMBH	Germany	H2 Investor (GER) QRS 16-100, Inc.	Delaware
Carey 16 Lending Corp.	Delaware	H2 Lender (GER) QRS 16-101, Inc.	Delaware
Carey Watermark 1 LLC	Delaware	Hellweg GmbH & Co.	Germany
Casting Landlord (GER) QRS 16-109,	Delaware	Vermögensverwaltungs KG
Inc.		Hinck (DE) QRS 16-36, Inc.	Delaware
Casting Member (GER) QRS	Delaware	Hinck 16 LP (DE) QRS 16-47, Inc.	Delaware
16-108, Inc.		Hinck Landlord (DE) Limited	Delaware
Chassis (GER) QRS 16-118, Inc.	Delaware	Partnership
CHS WKS (DE) QRS 16-81, Inc.	Delaware	HLWG Two (GER) LLC	Delaware
Clean (KY) LLC	Delaware	HLWG Two Lender SARL	Luxembourg
Clean (KY) QRS 16-22, Inc.	Delaware	HLWG Two TRS SARL	Luxembourg
Coco (WY) QRS 16-51, Inc.	Delaware	HM Benefits (MI) QRS 16-18, Inc.	Delaware
Coco-Dorm (PA) QRS 16-52, Inc.	Delaware	Hoe Management GmbH	Germany
Coco-Dorm (PA) Trust	Maryland	Holo (SC) Qrs 16-91, Inc.	Delaware
Coco-Dorm (PA), LP	Delaware	Hotel (Mn) Qrs 16-84, Inc.	Delaware
Consys (SC) QRS 16-66, Inc.	Delaware	Hotel Operator (Mn) Trs 16-87, Inc.	Delaware
		Huntwood (TX) Limited Partnership	Delaware
		Huntwood (TX) QRS 16-8, Inc.	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Image (NY) QRS 16-67, Inc.	Delaware	Paper SCI	France
Kiinteisto Oy Tietoie 6	Finland	Pf (GER) Qrs 16-96, Inc.	Delaware
Kiinteisto Oy Tietokilo 1-2	Finland	PG (Multi-16) L.P.	Delaware
KPH (UK) QRS 16-42, Inc.	Delaware	PG (Multi-16) QRS 16-7, Inc.	Delaware
KRO (IL) QRS 16-123, Inc.	Delaware	PG (Multi-16) Trust	Maryland
KSM Cresskill (NJ) QRS 16-80, Inc.	Delaware	PG Calgary (DE) Trust	New York
KSM Livingston (NJ) QRS 16-76, INC.	Delaware	PG-Ben (CAN) QRS 16-9, Inc.	Delaware
KSM Maplewood (NJ) QRS 16-77, INC.	Delaware	PG-Nom Alberta, Inc.	Canada
KSM Montclair (NJ) QRS 16-78, INC.	Delaware	PG-Trustee (CAN) QRS 16-10, Inc.	Delaware
KSM Morristown (NJ) QRS 16-79, INC.	Delaware	Pipes (UK) QRS 16-59, Inc.	Delaware
KSM Summit (NJ) QRS 16-75, Inc.	Delaware	Plants (Sweden) QRS 16-13, Inc.	Delaware
Lei (GER) QRS 16-134, Inc.	Delaware	Plants Shareholder (Sweden) QRS	Delaware
Linden (GER) LLC	Delaware	16-15, Inc.
Longboom (Finland) QRS 16-131, Inc.	Delaware	Plastic II (IL) LLC	Delaware
Longboom Finance (Finland) QRS	Delaware	Plastic II (IL) QRS 16-27, Inc.	Delaware
16-130, Inc.		Pohj Landlord (Finland) LLC	Delaware
Longboom Landlord (Finland) LLC	Delaware	Pohj Managing Member (Finland) QRS	Delaware
LPD (CT) QRS 16-132, Inc.	Delaware	16-20, Inc.
Lport (WA-TX) Qrs 16-92, Inc.	Delaware	Pol-Beaver LLC	Delaware
Lport2 (WA) QRS 16-147, Inc.	Delaware	Pold (GER) QRS 16-133, Inc.	Delaware
Mag-Info (SC) QRS 16-74, Inc.	Delaware	Poly (Multi) Limited Partnership	Delaware
MAGS (UK) QRS 16-2, INC.	Delaware	Poly GP (Multi) QRS 16-35, Inc.	Delaware
Mala-IDS (DE) QRS 16-71, Inc.	Delaware	Poly LP (MD) Trust	Maryland
MCM (TN) LLC	Delaware	Ports (Finland) LLC	Delaware
MCM Manager (TN) QRS 16-115, Inc.	Delaware	Ports (Finland) QRS 16-63, Inc.	Delaware
MCM Member (TN) QRS 16-116, Inc.	Delaware	Primo (Ms) Qrs 16-94, Inc.	Delaware
Met Wst (UT) Qrs 16-97, Inc.	Delaware	Prints (UK) QRS 16-1, Inc.	Delaware
Metals (NC) Limited Partnership	Delaware	Provo (Ut) Qrs 16-85, Inc.	Delaware
Metals GP (NC) QRS 16-24, Inc.	Delaware	QRS 16–Global Paying Agent, Inc.	Delaware
MK (Mexico) QRS 16-48, Inc.	Delaware	Reyhold (DE) QRS 16-32, Inc.	Delaware
MK (NY) Trust	Maryland	Rubbertex (TX) QRS 16-68, Inc.	Delaware
MK GP BEN (DE) QRS 16-45, Inc.	Delaware	Sealtex (DE) QRS 16-69, Inc.	Delaware
MK Landlord (DE) Limited Partnership	Delaware	Semer Unternehmensverwaltung GmbH	Germany
MK LP Ben (DE) QRS 16-46, Inc.	Delaware	& Co. KG
MK-Ben (DE) Limited Partnership	Delaware	SFCO (GA) QRS 16-127, Inc.	Delaware
MK-GP (DE) QRS 16-43, Inc.	Delaware	Shep (KS-OK) QRS 16-113, Inc.	Delaware
MK-LP (DE) QRS 16-44, Inc.	Delaware	Sho Landlord (FL) QRS 16-104, Inc.	Delaware
MK-Nom (ONT) Inc.	Canada	Shovel Management GmbH	Germany
MountCM (CO) QRS 16-111, Inc.	Delaware	Steels (UK) QRS 16-58, Inc.	Delaware
MPH (UK) QRS 16-41, Inc.	Delaware	Stor-Move UH 16 Business Trust	Massachusetts
Nord (GA) QRS 16-98, Inc.	Delaware	TCEP II/CPA Partnership	Delaware
Nord B Note (DE) QRS 16-126, Inc.	Delaware	Tech (GER) QRS 16-144, Inc.	Delaware
Nursery (Wa) QRS 16-135, Inc.	Delaware	Tech Landlord (GER) LLC	Delaware
Pacpress (IL-MI) QRS 16-114, Inc.	Delaware	Teeth Finance (Finland) QRS 16-106,	Delaware
Pallet (FRA) SARL	France	Inc.
		Teeth Landlord (Finland) LLC	Delaware

SUBSIDIARIES OF REGISTRANT (Continued)

	State or Country		State or Country
Name of Subsidiary	of Incorporation	Name of Subsidiary	of Incorporation
Teeth Member (Finland) QRS 16-107,	Delaware	Tr-Vss (MI) QRS 16-90, Inc.	Delaware
Inc.		UH Storage (DE) Limited Partnership	Delaware
Telc (NJ) QRS 16-30, Inc.	Delaware	URubber (TX) Limited Partnership	Delaware
Tfarma (CO) QRS 16-93, Inc.	Delaware	UTI-SAC (CA) QRS 16-34, Inc.	Delaware
Thal Dfence Aubagne SCI	France	Valves Germany (DE) QRS 16-64, Inc.	Delaware
Thal Dfence Conflans SCI	France	Valves Member Germany (DE) QRS	Delaware
Thal Dfence Guyancourt SCI	France	16-65, Inc.
Thal Dfence Laval SCI	France	VDC (TX) QRS 16-110, Inc.	Delaware
Thal Dfence Ymare SCI	France	Wegell GmbH & Co. KG	Germany
Thids (DE) QRS 16-17, Inc.	Delaware	Wegell Verwaltungs GmbH	Germany
Thids 16 Company Limited	Thailand	Work (GER) QRS 16-117, Inc.	Delaware
Tissue SARL	France	XPD (NJ) LLC	Delaware
Tito (FI) QRS 16-6, Inc.	Delaware	XPD Member (NJ) QRS 16-12, Inc.	Delaware
Trucks (France) SARL	France	Zylinderblock (Ger) LLC	Delaware